SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2003

DIAMETRICS MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21982	41-1663185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2658 Patton Road, Roseville, Minnesota 55113
(Address of principal executive offices)

Registrant’s telephone number, including area code: (651) 639-8035

Not Applicable
(Former name or former address, if changed since last report)

Page 1 of 17 Pages

Exhibit Index Appears on Page 17

Item 2.	Acquisition or Disposition of Assets.

On September 29, 2003, Diametrics Medical, Inc. (“Diametrics”) completed the sale of substantially all of the assets of its intermittent testing business to International Technidyne Corporation (“ITC”), a wholly owned subsidiary of Thoratec Corporation. As consideration for the sale of substantially all of the assets of the intermittent testing business, Diametrics received approximately $5.2 million in cash and ITC assumed $550,000 of related trade payables. Of the $5.2 million cash, $758,000 has been placed in escrow by ITC for 180 days to fund any shortfall in collected receivables or indemnification obligations, if any, that may arise. Approximately $389,000 of the proceeds were used to terminate certain liens on the assets of the intermittent testing business. ITC also has the option to pay for any trade payables of the intermittent testing business in excess of $550,000 that Diametrics fails to pay or provide for and deduct such amount from the escrowed amount. Diametrics agreed to indemnify ITC for 270 days after the close of the asset purchase agreement for breaches of representations, warranties and covenants contained in the agreement and for certain other matters up to the aggregate cash purchase price. Diametrics can give no assurances that it will receive some or any of the escrowed funds.

The sale of substantially all of the assets of the intermittent testing business is more fully described in Diametrics’ definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on August 25, 2003.

Page 2 of 17 Pages

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable

(b)	Pro Forma Financial Information

The following pro forma financial statements are being filed herewith:

–	Pro Forma Consolidated Balance Sheet as of June 30, 2003 (unaudited)

–	Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2003 (unaudited)

–	Pro Forma Consolidated Statement of Operations for the Fiscal Year Ended December 31, 2002 (unaudited)

–	Pro Forma Consolidated Statement of Operations for the Fiscal Year Ended December 31, 2001 (unaudited)

–	Pro forma Consolidated Statement of Operations for the Fiscal Year Ended December 31, 2000 (unaudited)

To present information about the continuing impact of the sale of its intermittent testing business, the Company has included pro forma information to show how the transaction might have affected historical financial statements if the transaction had been consummated at an earlier date. These pro forma financial statements were prepared under the guidelines provided by the Securities and Exchange Commission for pro forma financial statements.

The unaudited pro forma consolidated balance sheet and statements of operations filed with this report are presented for illustrative purposes only. The pro forma balance sheet as of June 30, 2003 has been prepared to reflect the sale of the assets and liabilities of the Company’s intermittent testing business to ITC as if such sale had taken place on June 30, 2003, and is not necessarily indicative of the financial position of Diametrics Medical, Inc. had such sale occurred on that date. The pro forma results of operations for the six months ended June 30, 2003 and the years ended December 31, 2002, 2001 and 2000 have been prepared assuming that the sale of the Company’s intermittent testing business occurred as of the beginning of each of these periods, and are not necessarily indicative of the results of operations for future periods or the results that actually would have been realized had the Company sold its intermittent testing business as of those dates. The pro forma financial statements, including notes thereto, should be read in conjunction with the historical financial statements of Diametrics Medical, Inc. included in the Company’s filings on Form 10-K for the years ended December 31, 2002, 2001 and 2000 and the unaudited financial statements included in the Company’s Form 10-Q for the quarter ended June 30, 2003.

The intermittent testing business is the primary operation of the Company’s U.S. entity located in Roseville, Minnesota, along with the Company’s corporate headquarters. The continuous monitoring business is the primary operation of the Company’s wholly-owned subsidiary located in the United Kingdom. Due to this separation, most amounts attributable to the intermittent testing business are readily identifiable. Costs of the U.S. field sales organization were allocated based on the estimated level of effort applied to sell the respective product lines. A $2.7 million payment received in lieu of product purchases from Philips in 2002 was not specifically attributable to products. Therefore, that amount was

Page 3 of 17 Pages

allocated based on the relative ratio of products purchased by Philips year-to-date in 2002, prior to making that payment.

Costs and expenses attributed to the intermittent testing business are specific, direct costs primarily associated with that business. As such, they do not reflect general corporate allocations or other non-direct cost savings that may occur as a result of the Company focusing its efforts exclusively on the continuous monitoring business going forward. The Company intends to make additional business changes, not reflected in the following pro forma financial statements, with the objective of reducing its cost structure to be more in line with the reduced size of its ongoing business. These changes are expected to involve the termination of certain employees in the Company’s corporate headquarters and continuous monitoring business, as well as the potential termination of operating leases associated with certain Company facilities. As such, the Company expects to incur charges after the closing of the transaction for severance and other exit costs, which are not reflected in the pro forma financial statements. Given the evolving nature of these and potentially other business changes, the Company is unable to provide an estimate of the full impact of the associated charges at this time. The Company will account for the sale of its intermittent testing business as discontinued operations.

The following unaudited pro forma statements represent the June 30, 2003 balance sheet adjusted to reflect the sale of the assets and liabilities of the intermittent testing business to ITC as if such sale had taken place on June 30, 2003:

Page 4 of 17 Pages

PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2003

(UNAUDITED)

		Pro forma Adjustments
	Consolidated June 30, 2003	Net Assets To Be Sold/ Consideration Received		Other Adjustments		Pro Forma June 30, 2003
ASSETS
Current assets:
Cash and cash equivalents	$1,271,339	$4,420,000	(a)	$(516,299)	(e)	$—
				(762,000)	(f)	4,413,040
Accounts receivable	1,160,447	(843,911)	(b)	—		316,536
Amounts due from ITC	—	780,000	(d)	—		780,000
Inventories	2,917,965	(998,152)	(b)	—		1,919,813
Prepaid expenses and other current assets	103,970	(6,510)	(b)	—		97,460

Total current assets	5,453,721	3,351,427		(1,278,299)		7,526,849

Property and equipment, net	4,096,548	(1,737,942)	(b)	—		2,358,606

Other assets	42,588	—		—		42,588

	$9,592,857	$1,613,485		$(1,278,299)		$9,928,043

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,288,248	$(347,536)	(b)	$120,000	(g)	$1,060,712
Accrued expenses	1,349,132	(30,000)	(b)	(416,728)	(e)	902,404
Capital lease obligations and other borrowings	195,601	—		—		195,601
Deferred gain	—	780,000	(d)	—		780,000

Total current liabilities	2,832,981	402,464		(296,728)		2,938,717

Long-term liabilities:
Convertible senior secured fixed rate notes	5,193,213	—		—		5,193,213
Long-term liabilities, excluding current portion	169,064	—		—		169,064
Accrued retirement plan benefit	2,563,201	—		—		2,563,201

Total liabilities	10,758,459	402,464		(296,728)		10,864,195

Shareholders’ equity (deficit):
Capital stock	272,197	—		(428)	(h)	—
				(75)	(f)	271,694
Additional paid-in capital	151,469,159	—		(106,687)	(h)	—
				(749,925)	(f)	150,612,547
Accumulated deficit	(148,494,073)	1,211,021	(c)	(516,299)	(e)	—
				(12,000)	(f)	—
				(120,000)	(g)	—
				416,728	(e)	—
				(8,926)	(h)	(147,523,549)
Deferred compensation	(446,718)	—		116,041	(h)	(330,677)
Accumulated other comprehensive loss	(3,966,167)	—		—		(3,966,167)

Total shareholders’ equity (deficit)	(1,165,602)	1,211,021		(981,571)		(936,152)

	$9,592,857	$1,613,485		$(1,278,299)		$9,928,043

Pro forma adjustments to reflect the sale of the intermittent testing business to ITC include:

a)	Proceeds to be received at the closing of the sale of the Company’s intermittent testing business.

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b)	Assets sold to and liabilities assumed by ITC under the asset purchase agreement.

c)	The net consideration to be received at closing of $4,420,000 (see adjustment “a” above) less the net assets sold of $3,208,979 (see adjustment “b” above) represents the pro forma gain at closing, assuming the transaction occurred on June 30, 2003.

d)	Fifteen percent of the total transaction consideration ($780,000) placed in escrow by ITC for 180 days after closing to fund indemnification obligations, if any, that arise. At the time amounts in escrow are released, the Company will recognize additional gain on the transaction.

e)	Includes payment at the closing date of $416,728, representing accrued salaries ($65,966), accrued vacation ($237,632) and accrued retention bonus ($113,130) earned by employees of the Company’s intermittent testing business that are either transferring to ITC or leaving Diametrics. The cash reduction also includes payment of severance totaling $99,571 for personnel reductions in the Company’s intermittent testing business which will occur as a result of the transaction.

f)	Reflects the impact of payment at the closing date of $762,000 for the redemption of 50% of the Company’s outstanding Series E convertible preferred stock ($750,000) plus interest at 1% per month ($12,000), assuming the transaction occurred on June 30, 2003. This occurred as a result of the preferred stock holders’ election to exercise their option to put back to the Company 50% of their original $1.5 million investment upon the completion of the Company’s sale of the intermittent testing business.

g)	Accrual of estimated legal and accounting fees associated with the transaction, based upon billings to date and estimated remaining charges for these services.

h)	Reflects adjustments to record the impact on equity and deferred compensation of transferring the employees of the Company’s intermittent testing business to ITC who are participants in the Company’s retention agreement.

The Company’s retention agreement, which became effective August 1, 2002, included the grant of restricted stock to certain key employees who remain employed by the Company for at least one year from the agreement’s effective date. The stock grants consisted of the issuance of an aggregate of 329,885 shares of restricted stock, of which 85,692 shares were issued to four employees of the intermittent testing business. The restricted stock vests over a 24-month period, with 50% vesting after 12 months and pro rata vesting of shares over the remaining 12 months to achieve 100% vesting after 24 months. The aggregate fair value of the restricted common stock on the date of grant, August 1, 2002, was $824,711, which was recognized as restricted stock with a corresponding charge to deferred compensation, a contra equity account. Of this amount, $214,230 corresponds to the fair value of the 85,692 shares issued to employees of the intermittent testing business. The deferred compensation for the restricted stock grants is being recognized as expense ratably over the 24-month vesting period. Under the terms of the retention agreement, in the event of involuntary termination of employment from the Company (such as the transfer of employees to ITC), 50% of restricted shares vest if termination occurs prior to August 1, 2003 and a pro rata portion of shares vest if termination occurs on or after August 1, 2003. The retention agreement requires cancellation of remaining unvested shares. Assuming the transaction occurred on June 30, 2003, restricted shares held by employees of the intermittent testing business that are transferring to ITC would be eligible for one month of accelerated vesting to achieve the minimum 50% vesting under the retention agreement, and the remaining 50% of unvested shares held by these employees would be cancelled. The noted adjustments to capital stock and additional paid-in-capital totaling $107,115 reflect the cancellation of 50% of the original $214,230 fair value of the restricted stock held by employees of the intermittent testing business, and the $116,041 adjustment to deferred compensation reflects the acceleration of one month of vesting of the fair value of such restricted stock ($8,926) and write-off of the remaining 50% of fair value associated with the cancelled restricted stock ($107,115).

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The following pro forma and unaudited statement of operations for the six months ended June 30, 2003, represents the results of operations as if the sale to ITC occurred on December 31, 2002:

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2003

(UNAUDITED)

	Six Months Ended June 30, 2003
	As Reported	Pro Forma Adjustments (a)	Pro Forma Adjusted (b)
Net revenue	$5,003,918	$(3,594,445)	$1,409,473
Cost of revenue	3,955,635	(2,709,334)	1,246,301

Gross profit	1,048,283	(885,111)	163,172

Operating expenses:
Research and development	2,156,746	(1,037,332)	1,119,414
Selling, general and administrative	4,024,882	(965,317)	3,059,565

Total operating expenses	6,181,628	(2,002,649)	4,178,979

Operating loss	(5,133,345)	1,117,538	(4,015,807)
Interest income	10,685	—	10,685
Interest expense	(479,238)	—	(479,238)
Other income, net	1,485,273	3,781	1,489,054

Net loss	(4,116,625)	1,121,319	(2,995,306)
Beneficial conversion feature – preferred stock dividend	(958,962)	—	(958,962)

Net loss available to common shareholders	$(5,075,587)	1,121,319	$(3,954,268)

Basic and diluted net loss per common share	$(0.19)	$0.04	$(0.15)

Weighted average number of common shares outstanding	26,844,197	26,844,197	26,844,197

Pro forma adjustments to reflect the sale of the intermittent testing business to ITC include:

a)	Elimination of operating results of the intermittent testing business.

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b)   The Company intends to make additional business changes, not reflected in the adjusted amounts above, with the objective of reducing its cost structure to be more in line with the reduced size of its ongoing business. These changes are expected to involve the termination of certain employees in the Company’s corporate headquarters and continuous monitoring business, as well as the potential termination of operating leases associated with certain Company facilities. As such, the Company expects to incur charges after the closing of the transaction for severance and other exit costs, which are not reflected in the pro forma financial statements. Given the evolving nature of these and potentially other business changes, the Company is unable to provide an estimate of the full impact of the associated charges at this time.

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The following pro forma and unaudited statement of operations for the year ended December 31, 2002 represents the results of operations as if the sale to ITC occurred on December 31, 2001.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002

(UNAUDITED)

	Year ended December 31, 2002
	As Reported	Pro Forma Adjustments (a)	Pro Forma Adjusted (b)
Revenue
Product revenue	$15,962,187	$(10,476,250)	$5,485,937
Other revenue	2,736,000	(1,851,858)	884,142

	18,698,187	(12,328,108)	6,370,079
Cost of revenue	14,714,856	(10,294,347)	4,420,509

Gross profit	3,983,331	(2,033,761)	1,949,570

Operating expenses:
Research and development	4,772,775	(2,529,765)	2,243,010
Selling, general and administrative	5,379,967	(1,184,349)	4,195,618
Restructuring and other charges	886,744	(698,374)	188,370

Total operating expenses	11,039,486	(4,412,488)	6,626,998

Operating loss	(7,056,155)	2,378,727	(4,677,428)
Interest income	86,441	—	86,441
Interest expense	(545,976)	—	(545,976)
Other expense, net	(15,326)	(10,100)	(25,426)

Net loss	$(7,531,016)	$2,368,627	$(5,162,389)

Basic and diluted net loss per common share	$(0.28)	$0.09	$(0.19)

Weighted average number of common shares outstanding	26,804,451	26,804,451	26,804,451

Pro forma adjustments to reflect the sale of the intermittent testing business to ITC include:

a)	Elimination of operating results of the intermittent testing business.

b)	The Company intends to make additional business changes, not reflected in the amounts above, with the objective of reducing its cost structure to be more in line with the reduced size of its ongoing

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business. These changes are expected to involve the termination of certain employees in the Company’s corporate headquarters and continuous monitoring business, as well as the potential termination of operating leases associated with certain Company facilities. As such, the Company expects to incur charges after the closing of the transaction for severance and other exit costs which are not reflected in the pro forma financial statements. Given the evolving nature of these and potentially other business changes, the Company is unable to provide an estimate of the full impact of the associated charges at this time.

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The following pro forma and unaudited statement of operations for the year ended December 31, 2001 represents the results of operations as if the sale to ITC occurred on December 31, 2000.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001

(UNAUDITED)

	Year ended December 31, 2001
	As Reported	Pro Forma Adjustments (a)	Pro Forma Adjusted (b)
Revenue
Product revenue	$23,888,928	$(13,858,911)	$10,030,017
Other revenue	600,000	—	600,000

	24,488,928	(13,858,911)	10,630,017
Cost of revenue	17,984,341	(11,174,188)	6,810,153

Gross profit	6,504,587	(2,684,723)	3,819,864

Operating expenses:
Research and development	5,137,974	(2,662,335)	2,475,639
Selling, general and administrative	4,944,599	(922,679)	4,021,920

Total operating expenses	10,082,573	(3,585,014)	6,497,559

Operating loss	(3,577,986)	900,291	(2,677,695)
Interest income	323,490	—	323,490
Interest expense	(572,618)	—	(572,618)
Other expense, net	(48,785)	—	(48,785)

Net loss	$(3,875,899)	$900,291	$(2,975,608)

Basic and diluted net loss per common share	$(0.14)	$0.03	$(0.11)

Weighted average number of common shares outstanding	26,762,684	26,762,684	26,762,684

Pro forma adjustments to reflect the sale of the intermittent testing business to ITC include:

a)	Elimination of operating results of the intermittent testing business.

b)	The Company intends to make additional business changes, not reflected in the adjusted amounts above, with the objective of reducing its cost structure to be more in line with the reduced size of its

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ongoing business. These changes are expected to involve the termination of certain employees in the Company’s corporate headquarters and continuous monitoring business, as well as the potential termination of operating leases associated with certain Company facilities. As such, the Company expects to incur charges after the closing of the transaction for severance and other exit costs, which are not reflected in the pro forma financial statements. Given the evolving nature of these and potentially other business changes, the Company is unable to provide an estimate of the full impact of the associated charges at this time.

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The following pro forma and unaudited statement of operations for the year ended December 31, 2000 represents the results of operations as if the sale to ITC occurred on December 31, 1999.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000

(UNAUDITED)

	Year ended December 31, 2000
	As Reported	Pro Forma Adjustments (a)	Pro Forma Adjusted (b)
Revenue
Product revenue	$22,998,407	$(11,078,997)	$11,919,410
Other revenue	2,260,000	—	2,260,000

	25,258,407	(11,078,997)	14,179,410
Cost of revenue	17,738,103	(9,373,854)	8,364,249

Gross profit	7,520,304	(1,705,143)	5,815,161

Operating expenses:
Research and development	4,962,348	(2,079,720)	2,882,628
Selling, general and administrative	5,300,918	(941,400)	4,359,518

Total operating expenses	10,263,266	(3,021,120)	7,242,146

Operating loss	(2,742,962)	1,315,977	(1,426,985)
Interest income	787,396	—	787,396
Interest expense	(586,616)	—	(586,616)
Other expense, net	(105,435)	—	(105,435)

Net loss	$(2,647,617)	$1,315,977	$(1,331,640)

Basic and diluted net loss per common share	$(0.10)	$0.05	$(0.05)

Weighted average number of common shares outstanding	26,490,826	26,490,826	26,490,826

Pro forma adjustments to reflect the sale of the intermittent testing business to ITC include:

a)	Elimination of operating results of the intermittent testing business.

b)	The Company intends to make additional business changes, not reflected in the adjusted amounts above, with the objective of reducing its cost structure to be more in line with the reduced size of its ongoing business. These changes are expected to involve the termination of certain employees in the

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Company’s corporate headquarters and continuous monitoring business, as well as the potential termination of operating leases associated with certain Company facilities. As such, the Company expects to incur charges after the closing of the transaction for severance and other exit costs, which are not reflected in the pro forma financial statements. Given the evolving nature of these and potentially other business changes, the Company is unable to provide an estimate of the full impact of the associated charges at this time.

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(c)	Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of July 17, 2003 between Diametrics Medical, Inc. and International Technidyne Corporation (incorporated by reference to Exhibit 2.1 of Diametrics’ current report on Form 8-K, filed with the Securities and Exchange Commission on July 22, 2003)

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2003

DIAMETRICS MEDICAL, INC.

By:	/s/ W. GLEN WINCHELL

W. Glen Winchell
Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of July 17, 2003 between Diametrics Medical, Inc. and International Technidyne Corporation (incorporated by reference to Exhibit 2.1 of Diametrics’ current report on Form 8-K, filed with the Securities and Exchange Commission on July 22, 2003)

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